                                                  Exhibit 23

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-49333 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 33-55861 on Form S-3, Post-effective Amendment No. 2 on Registration Statement No. 33-50571 on Form S-3, Post-Effective Amendment No. 1 to Registration Statement No. 33-56923 on Form S-8, Registration Statement No. 333-18149 on Form S-3 and Registration Statement No. 333-18973 and 333-44885 on Form S-8 of our report dated March 11, 1998 on the SCANA Corporation Stock Purchase-Savings Plan appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 1997, as amended.





s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
April 14, 1998



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